EXHIBIT 99.1
News Release

Contact:	Layne Christensen Company
Jerry W. Fanska
Vice President-Finance
913-677-6858
www. laynechristensen.com
FRIDAY, SEPTEMBER 30, 2005
LAYNE CHRISTENSEN ANNOUNCES COMPLETION OF REYNOLDS, INC.
ACQUISITION
Mission Woods, KS – September 30, 2005 – Layne Christensen Company (NASDAQ:LAYN) announced today it has closed the acquisition of Reynolds, Inc. (“Reynolds”). Founded in the mid 1930s, Reynolds, a privately held company, is a major supplier of products and services to the water and wastewater industries. Business lines include design/build water and wastewater treatment plants, water supply wells, Ranney collector wells, water intakes and transmission lines. In addition, Reynolds’ Inliner Division is one of the largest providers of cured in place pipe (CIPP) services for sewer line rehabilitation in the United States. Reynolds had combined revenues of approximately $185 million and EBITDA of approximately $18 million for the trailing twelve months ended June 30, 2005. Backlog of future projects for Reynolds today stands at approximately $235 million.
The purchase price for Reynolds totaled $112.2 million comprised of $60 million in cash and 2.2 million shares of Layne Christensen Company common stock at a closing price of $23.48 per share. Reynolds will have incentives, which if achieved, could add an additional $15 million to the purchase price over the next three years. In addition, Jeff Reynolds, President/CEO and grandson of the company founder, has been named a Senior Vice President of Layne Christensen and was elected to Layne Christensen’s board of directors.
Andrew B. Schmitt, President and CEO of Layne Christensen Company, stated, “We are very excited and proud to have Reynolds be a part of our family of companies. Jeff and his team have done a great job through the years positioning their businesses for substantial participation in the large future investments required in U.S. water and wastewater treatment infrastructure. As a result of this merger, we feel Layne Christensen has the most complete offering of products and services of any major company in the water and wastewater industry. We anticipate excellent growth prospects in these business lines.”
The acquisition was financed through an expansion of Layne Christensen’s revolving credit facility with LaSalle Bank National Association, as Administrative Agent, and a group of additional banks. The facility totals $130 million in credit capacity, approximately $80 million of which was used to pay the cash portion of the acquisition and refinance Layne Christensen’s current debt. The facility provides for interest at variable rates equal to, at the Company’s option, a LIBOR rate plus 1.00% to

2.00%, or a base rate, as defined in the facility, of prime plus .50%, depending upon the Company’s leverage ratio. The credit facility is unsecured.
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management’s intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “should,” “will,” “will be,” “intended,” “continue,” “believe,” “may,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “estimate” and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to prevailing prices for various commodities, unanticipated slowdowns in the Company’s major markets, the risks and uncertainties normally incident to the exploration for and development and production of oil and gas, the impact of competition, the effectiveness of operational changes expected to increase efficiency and productivity, worldwide economic and political conditions and foreign currency fluctuations that may affect worldwide results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this filing, and the Company assumes no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.
Layne Christensen Company provides sophisticated services and related products for the water, mineral, construction and energy markets.